SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite: 500 Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)

(954) 803.5191

(Registrant’s Telephone Number, Including Area Code)

750 Coronado Center Drive Suite: 120 Henderson, Nevada 89052

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 8.01 Other Events.

    On October 4, 2017, Beyond Commerce, Inc. a Nevada corporation retained Boustead Securities, LLC, a California limited liability company as the Company’s exclusive placement agent for a financing of up to $10 million via a private placement of the Company’s securities conducted pursuant to Regulation D 506(c) of the Securities Act of 1933 and as filed with the Securities and Exchange Commission in a transaction exempt from registration under the Securities Act of 1933, as amended, and in compliance with the applicable laws and regulations of any jurisdiction in which securities are sold. The Company will use the additional financing to continue expanding its global reach, accelerate product growth and innovation, and invest in additional sales and marketing resources.

    A copy of the press release is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Exhibits

Exhibit No.                                                        Description

            10.1                                                         Press Release, dated as of October 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND COMMERCE, INC.

Date: October 4, 2017	By:	/s/ George D. Pursglove
George D. Pursglove, Chief Executive Officer and Director